UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2021 (May 20, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). In the Staff Statement, the Staff, among other things, highlighted potential accounting implications of certain terms and conditions  that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies, such as the warrants (the “Warrants”) issued by Jensyn Acquisition  Corp. the predecessor of  iSun, Inc. (the “Company”).  In the Staff Statement, the Staff expressed its view that the terms and conditions of such warrants may require the warrants to be accounted for as liabilities within the Company balance sheet. Since the initial public offering of the Company the Warrants issued by the Company were accounted for as equity within the Company’s balance sheet.

Upon review of the Staff Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Based on the Company’s management’s evaluation, the audit committee of the Company’s board of directors (the “Audit Committee”), in consultation with the Company’s management and a discussion with the Company’s independent registered public accounting firm, Marcum LLP (‘Marcum”), the Audit Committee concluded that the Company’s Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15.

On May 20, 2021, the Audit Committee, based on the recommendation of and after consultation with the Company’s management and as discussed with Marcum, concluded that the Company’s audited financial statements as of and for the years ended December 31, 2020 and 2019 (the “Non-Reliance Period”) as reported in the Company’s  Annual Report on Form 10-K filed with SEC on March 15, 2021   should no longer be relied upon due to the misclassification  of the Company’s outstanding Warrants, estimated to be approximately $3.1 million, as components of equity instead of liabilities along with any communications describing the relevant portions of the Company’s financial statements for the Non-Reliance Period  should no longer be relied upon.

As a result, the Company will restate (the “Restatement”) its historical financial results for the Non-Reliance Period to reflect the classification of the Warrants as liabilities, along with the quarterly reports for the quarters ended June 30, 2020 and 2019, September 30, 2020 and 2019 and March 31, 2020. The Company will file an amendment to the Annual Report on Form 10-K for the year ended December 31, 2020 to reflect the Restatement as soon as practicable after the date hereof.  Going forward, the Company expects to continue to classify all outstanding Warrants as liabilities, which will require the Company to incur the cost of measuring the fair value of the outstanding Warrants. The change in the fair value of the Warrants will be a non-cash charge and will be reflected  in the Company’s statement of operations.

The Audit Committee and the Company’s management have discussed the matters disclosed pursuant to this Item 4.02(a) with Marcum.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Certain of such forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks” or other similar expressions. Such forward-looking statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the Restatement. Such forward-looking statements are based on current expectations as of the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer